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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                ZMAX CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


               DELAWARE                                         52-2040275
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(State of incorporation or organization)                   (I.R.S. Employer
                                                           identification no.)

        20251 Century Boulevard
         Germantown, Maryland                                     20874
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(Address of principal executive offices)                        (zip code)





If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-29833.



Securities to be registered pursuant to Section 12(g) of the Act.

                         Common Stock $.001 par value
                         ----------------------------
                               (Title of Class)

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        This registration statement contains a total of 3 pages. Certain exhibits are incorporated in this registration statement by reference to the Registration Statement on Form S-4 initially filed with the SEC on June 23, 1997 and declared effective on November 3, 1997, Registration No. 333-29833, by ZMAX Corporation (the "Registrant").

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Item 1. Description of Registrant's Securities to be Registered

        The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, $.001 par value per share, appearing under the caption, "Description of the Securities," in the Proxy Statement/Prospectus contained in the Registrant's Registration Statement on Form S-4, as declared effective by the Securities and Exchange Commission (the "Commission") on November 3, 1997 Registration No. 333-29833 (the "Registration Statement").
The form of the Registrant's Certificate of Incorporation and Bylaws are included as Annexes B and C, respectively, to the Proxy Statement/Prospectus included in the Registration Statement.

Item 2. Exhibits

        The following exhibits are incorporated by reference into this registration statement.

        2(a) Registrant's Registration Statement, Registration No. 333-29833.

        2(b) Agreement and Plan of Merger of the Registrant./1/

        2(c) Certificate of Incorporation of the Registrant./2/

        2(d) Bylaws of the Registrant./3/

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/1/     Incorporated herein by reference to Annex A to the Proxy
        Statement/Prospectus included in the Registration Statement.

/2/     Incorporated herein by reference to Annex B to the Proxy
        Statement/Prospectus included in the Registration Statement.

/3/     Incorporated herein by reference to Annex C to the Proxy
        Statement/Prospectus included in the Registration Statement.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ZMAX CORPORATION
                                         (Registrant)


                                        By: /s/ Michael C. Higgins
                                           -----------------------
                                           Michael C. Higgins
                                           President

Dated:  March 27, 1998